Exhibit 99.j(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Disclosure of portfolio holdings” and “Independent registered public accounting firm and counsel” in the Statement of Additional Information, each dated February 28, 2025, and each included in this Post-Effective Amendment No. 99 to the Registration Statement (Form N-1A, File No. 033-92982) of Credit Suisse Opportunity Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated December 26, 2024, with respect to the financial statements and financial highlights of Credit Suisse Floating Rate High Income Fund and Credit Suisse Strategic Income Fund (two of the funds constituting Credit Suisse Opportunity Funds), included in the Certified Shareholder Report of Registered Management Investment Companies (Form N-CSR) for the year ended October 31, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

February 28, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N1-A of Credit Suisse Opportunity Funds of our reports dated December 27, 2023 relating to the financial statements and financial highlights of Credit Suisse Floating Rate High Income Fund and Credit Suisse Strategic Income Fund for the years ended October 31, 2023, which appear in such Registration Statement. We also consent to the references to us under the heading, “Independent registered public accounting firm and counsel” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 28, 2025